   As filed with the Securities and Exchange Commission on February 10, 1997
                     Registration No. 333-__________________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                              MYCOGEN CORPORATION
       -----------------------------------------------------------------
            (Exact name of registrant as specified in its charter)


             California                                  95-3802654
----------------------------------------          ------------------------
   (State or other jurisdiction of                  (I.R.S. Employer
    incorporation or organization)                   Identification No.)

5501 Oberlin Drive,  San Diego, California                  92121
------------------------------------------               -----------
(Address of Principal Executive Offices)                 (Zip Code)



                             1992 STOCK OPTION PLAN
                             ----------------------
               (Full title of aggregate offering price the plan)


                                CARLTON J. EIBL
                President, Chief Operating Officer and Secretary
              5501 Oberlin Drive,  San Diego, California  92121
               ----------------------------------------------------
                    (Name and address of agent for service)


                                 619-453-8030
                                --------------
         (Telephone number, including area code, of agent for service)

                      ____________________________________

         This Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission,
          and sales of the registered securities will begin as soon as reasonably practicable after such effective date.
                      ____________________________________

                        CALCULATION OF REGISTRATION FEE

Title of securities        Amount to be            Proposed maximum             Proposed maximum               Amount of
 to be registered           registered         offering price per share     aggregate offering price        registration fee
----------------------------------------------------------------------------------------------------------------------------
Common Stock,              2,000,000(1)               $26.00(2)                  $52,000,000(2)                $17,931.03
$.001 par value

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1992 Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Calculated solely for purposes of this offering under rule 457 (h) of the Securities Act of 1933, as amended, on the basis of the last sale reported per share of Common Stock of Mycogen Corporation on February 4, 1997, as reported on the NASDAQ National Market System.


                                    2 of 35

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The contents of (i) the Registration Statement filed by Mycogen Corporation (the "Company") with the Securities and Exchange Commission (the "Commission") for registration of shares to be issuable under the Company's 1992 Stock Option Plan on December 9, 1992, as Registration No. 33-55508 (the "1992 Stock Option Plan First Registration Statement"); (ii) the Company's Annual Report on Form 10-K for the fiscal year ended August 31, 1996, filed by the Company on November 13, 1996; and (iii) the Company's Form 8-K filed by the Company on October 5, 1996, (and as amended, filed by the Company on December 6, 1996) are hereby incorporated by reference.



                                    THE PLAN

     The Company registered 3,541,047 shares of Common Stock issuable pursuant to its 1992 Stock Option Plan (the "1992 Stock Option Plan") by means of the 1992 Stock Option Plan First Registration Statement. This Registration Statement will register an additional 2,000,000 shares of Common Stock issuable pursuant to the 1992 Stock Option Plan as authorized by the Company's shareholders at the Company's Annual Shareholders Meeting held on December 12, 1996.

                                    3 of 35

                                   SIGNATURES
                                   ----------

Pursuant to the requirements of the 1933 Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 7th day of February, 1997.


                                MYCOGEN CORPORATION

Date:  February 7, 1997         /s/ JERRY CAULDER
                                -------------------------------
                                Jerry Caulder, Chairman and
                                Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

/s/ JERRY CAULDER
------------------------   Chairman, Chief Executive          February 7, 1997
(Jerry Caulder)            Officer and Director (Principal
                           Executive Officer)


/s/ JAMES A. BAUMKER
------------------------   Director                           February 7, 1997
(Thomas J. Cable*)

/s/ JAMES A. BAUMKER
------------------------   Director                           February 7, 1997
(David H. Rammler*)

/s/ JAMES A. BAUMKER
------------------------   Director                           February 7, 1997
(Louis W. Pribila*)

/s/ JAMES A. BAUMKER
------------------------   Director                           February 7, 1997
(John L. Hagaman*)

/s/ JAMES A. BAUMKER
------------------------   Director                           February 7, 1997
(Perry J. Gehring*)

/s/ JAMES A. BAUMKER
------------------------   Director                           February 7, 1997
(William C. Schmidt*)

/s/ JAMES A. BAUMKER
------------------------   Director                           February 7, 1997
(G. William Tolbert*)

/s/ JAMES A. BAUMKER
------------------------   Director                           February 7, 1997
(W. Wayne Withers*)

*  By James A. Baumker under power of attorney.


                                    4 of 35

                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549


                                  EXHIBITS TO

                                    FORM S-8

                                     UNDER

                             SECURITIES ACT OF 1933

                              MYCOGEN CORPORATION


                                    5 of 35

                                 EXHIBIT INDEX

Exhibit
Number         Exhibit
------         -------
  5            Opinion and Consent of Loreen P. Collins, Esq.

 10.1          1992 Stock Option Plan (as amended October 17, 1996)

 23            Consent of Ernst & Young LLP, Independent Auditors

 24            Power of Attorney

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